Exhibit 99.1

Engility Reports Third Quarter 2012 Financial Results

•	Achieves total revenue of $409 million and adjusted income from operations of $31 million

•	Reiterates fiscal 2012 revenue guidance of $1.6 billion

•	Establishes fiscal 2012 adjusted diluted EPS guidance of between $3.50 and $3.75 per share, at the higher end of the prior EPS guidance range on an adjusted basis

•	Reports funded backlog of $788 million, up 5% versus the prior quarter

•	Reports GAAP loss from operations of $419 million, which includes a non-cash goodwill impairment charge of $426 million and other non-core charges of $17 million

•	Goodwill impairment charge has no impact on business operations, cash balances, or operating cash flows

CHANTILLY, VA – November 13, 2012, Engility Holdings, Inc. (NYSE: EGL), a global provider of technical and professional services for the U.S. Government, today announced financial results for the third quarter of fiscal year 2012. The Company reported total revenue of $409 million and a GAAP loss from operations of $419 million. Adjusted operating income from operations was $31 million and adjusted operating margin was 7.5%, which exclude a total of $443 million before tax in spin-off related transaction costs, realignment expenses, legal settlement costs, and a non-cash goodwill impairment charge. GAAP net loss attributable to Engility was $25.80 per fully diluted share. Excluding the goodwill impairment charge and other non-core charges described above, which totaled $433 million after tax, adjusted earnings per diluted share (EPS) was $0.83. Information about Engility’s use of non-GAAP financial information is provided below under “Non-GAAP Measures.”

“The third quarter was marked by our strong operational performance, as well as the acceleration of our strategic initiatives to streamline our operations and redefine Engility as an independent industry-leading provider of government services,” said Tony Smeraglinolo, President and CEO of Engility. “We achieved a number of notable new business wins, including a contract for National Capital Region Security Engineering Services with the U.S. Navy’s Space and Naval Warfare Systems Center Atlantic, and a key prime role on the U.S. Army’s Software and Systems Engineering Support NexGen contract vehicle. We also realized strong orders and a growing funded backlog, coupled with revenue and adjusted earnings per share that were in-line with our expectations and progress towards our full year guidance.”

Mr. Smeraglinolo continued, “In addition to our solid operational performance during the quarter, we accelerated our strategic realignment plan to reposition the Company. This will allow us to compete more effectively in the market conditions we expect as an agile, customer-focused and disruptively competitive organization. One output of our strategic review was the determination that we needed to approach the market in a more integrated manner and consolidate our two existing business segments. As we implement our realignment, our actions will further strengthen our competitiveness and position Engility for our next phase of growth.”

In connection with the preparation of its third quarter financial statements, the Company conducted an interim test of its goodwill as of September 28, 2012. The decision to conduct this review was a result of multiple events following the spin-off, including the change in Engility’s cost of capital as stand-alone company and its decision in September 2012 to consolidate its existing reporting unit structure. Following this review, the Company recorded a goodwill impairment charge of $426 million due to a decline in the estimated fair value of each reporting unit. The goodwill charge has no impact on business operations, cash balances, or operating cash flows. The Company also recorded $17 million in additional non-core charges during quarter, consisting of $4 million in spin-off-related transaction costs, $5 million in legal settlement costs, and $8 million in realignment expenses related primarily to severance and professional fees.

2012 Outlook

Based upon operating and business development performance through the third quarter of 2012, the Company expects its fiscal year 2012 results will be as follows:

2012 Fiscal Year Outlook
Revenue	$1.6 billion
Adjusted Diluted EPS Estimate*	$3.50 - $3.75
Cash Flow from Continuing Operations	$104 million

*	Adjusted Diluted EPS, a Non-GAAP financial measure, excludes impairment charges, spin-off-related transaction costs, realignment expenses, legal settlement cost, and other potential adjustments. See “Non-GAAP Measures” below for additional information regarding Engility’s use of non-GAAP financial information.

Key Performance Indicators

Funded Backlog

Funded backlog as of the end of the third quarter of 2012 was $788 million, compared to $753 million as of the end of the second quarter.

Orders

Orders for the third quarter of 2012 were $444 million.

Book-to-Bill

Our book-to-bill ratio was 1.1 for the third quarter of 2012.

Discontinued Operations

The Global Security Solutions business unit, which historically had been managed by Engility under the Professional Support Services segment, was retained by L-3 Communications Holdings, Inc. in connection with the spin-off and is shown as discontinued operations in Engility’s financial statements.

Non-GAAP Measures

The tables under “Engility Holdings, Inc., Reconciliation of Non-GAAP Measures” present Adjusted Operating Income, Adjusted Operating Margin and Adjusted Diluted EPS, together with our forecast of Adjusted Diluted EPS, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“Non-GAAP Measures”). Engility has provided these Non-GAAP Measures to adjust for the impact of (i) the goodwill impairment charge, (ii) transaction costs related to the Company’s July 2012 spin-off from L-3 Communications Holdings, Inc., (iii) severance and other costs related to the Company’s strategic realignment announced in September 2012 and (iv) litigation settlement costs. These items have been adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and of the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

CONFERENCE CALL INFORMATION

Engility will host a conference call at 5 P.M. EST on Tuesday, November 13, 2012, to discuss the financial results for the third quarter of 2012.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company’s website at http://www.EngilityCorp.com/investor-relations. Listeners may also access a slide presentation on the website that will be utilized during the call. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners may also participate in the conference call by dialing (800) 573-4840 (domestic) or (617) 224-4326 (international) and entering pass code 64914604.

Approximately two hours after the conference call, a replay will be available at the same URL on the company’s website. A telephonic replay will also be available for one year at (888) 286-8010 (domestic) or 617-801-6888 (international) and entering pass code 94292435.

ABOUT ENGILITY CORPORATION

Engility is a pure-play Government Services contractor providing highly-skilled personnel wherever, whenever they are needed, in a cost effective manner. Headquartered in Chantilly, VA, Engility is a leading provider of systems engineering services, training, program management, and operational support for the U.S. government worldwide, with approximately 7,800 employees worldwide.

To learn more about Engility, please visit the company’s website at www.EngilityCorp.com. Our website contains detailed business and financial information regarding Engility, including the Company’s Registration Statement on Form 10 and other filings with the Securities and Exchange Commission.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the Exchange Act) relating to our operations, results of operations, realignment plans, and other matters that are based on our current expectations, estimates, assumptions and projections. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: (a) the loss or delay of a significant number of our contracts; (b) a decline in or a redirection of the U.S. defense budget; (c) the Department of Defense’s wide-ranging efficiencies initiative, which targets affordability and cost growth; (d) the intense competition for contracts in our industry, as well as the frequent protests by unsuccessful bidders; (e) our indefinite delivery, indefinite quantity (IDIQ) contracts, which are not firm orders for services, and could generate limited or no revenue; (f) our government contracts, which contain unfavorable termination provisions and are subject to audit and modification; (g) the mix of our cost-plus, time-and-material and fixed-price type contracts; (h) our ability to attract and retain key management and personnel; (i) the impairment of our goodwill, which represent a significant portion of the assets on our balance sheet; (j) changes in regulations or any negative findings from a U.S. Government audit or investigation; (k) current and future legal and regulatory proceedings; (l) risks associated with our international operations; (m) security threats and other disruptions; (n) U.S. federal income tax liabilities that relate to the distribution in the spin-off of Engility; (o) our ability to meet the financial reporting and other requirements to which we are now subject following the spin-off due to inadequate accounting and other management systems and resources; (p) our ability to achieve some or all of the benefits that we expect to achieve from the spin-off; (q) our ability to achieve the expected benefits from our strategic realignment plan; (r) the reluctance of our customers, prospective customers and suppliers that may be uncertain as to our financial stability as a stand-alone entity to continue to do business with us; (s) the level of indebtedness that we incurred in connection with the spin-off, our ability to comply with the terms of our debt agreements and our ability to finance our future operations, if necessary; (t) potential liabilities arising out of state and federal fraudulent conveyance laws and legal distribution requirements as a result of the spin-off; and (u) the additional costs that we may incur as an independent company. For a more detailed discussion of these factors, see the information under the heading “Risk Factors” in the Information Statement included in our Registration Statement on Form 10, as amended and filed with the SEC on June 27, 2012, and other filings with the Securities and Exchange Commission. Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

ENGILITY HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 28, 2012	September 30, 2011	Variance	September 28, 2012	September 30, 2011	Variance
Revenue	$404,496	$448,373	$(43,877)	$1,159,625	$1,476,243	$(316,618)
Revenue from former affiliated entities	4,888	48,384	(43,496)	100,035	119,502	(19,467)

Total revenue	409,384	496,757	(87,373)	1,259,660	1,595,745	(336,085)
Costs and expenses
Cost of revenue	354,147	377,170	(23,023)	988,487	1,248,736	(260,249)
Cost of revenue from former affiliated entities	4,888	48,384	(43,496)	100,035	119,502	(19,467)

Total cost of revenue	359,035	425,554	(66,519)	1,088,522	1,368,238	(279,716)
Selling, general and administrative expenses	36,612	31,477	5,135	100,812	92,591	8,221
Goodwill impairment charge	426,436	—	426,436	426,436	—	426,436

Total costs and expenses	822,083	457,031	365,052	1,615,770	1,460,829	154,941

Operating income (loss)	(412,699)	39,726	(452,425)	(356,110)	134,916	(491,026)
Interest expense, net	4,833	—	4,833	5,027	—	5,027
Other income (expense), net	(7)	267	(274)	(52)	184	(236)

Income (loss) from continuing operations before income taxes	(417,539)	39,993	(457,532)	(361,189)	135,100	(496,289)
Provision (benefit) for income taxes	1,378	15,502	(14,124)	24,997	52,585	(27,588)

Income (loss) from continuing operations	(418,917)	24,491	(443,408)	(386,186)	82,515	(468,701)
Income (loss) from discontinued operations before income taxes	(469)	3,148	(3,617)	(1,017)	6,493	(7,510)
Provision (benefit) for income taxes	(161)	1,220	(1,381)	(391)	2,527	(2,918)

Income (loss) from discontinued operations	(308)	1,928	(2,236)	(626)	3,966	(4,592)

Net income (loss)	$(419,225)	$26,419	$(445,644)	$(386,812)	$86,481	$(473,293)
Less: Net income attributable to noncontrolling interest	1,080	1,028	52	4,510	3,030	1,480

Net income (loss) attributable to Engility	$(420,305)	$25,391	$(445,696)	$(391,322)	$83,451	$(474,773)

Earnings (loss) per share allocable to Engility Holdings, Inc. common shareholders Basic and diluted	$(25.80)	$1.58	$(27.38)	$(24.19)	$5.18	$(29.37)
Engility Holdings, Inc. weighted average common shares outstanding Basic and diluted	16,291	16,118		16,176	16,118

ENGILITY HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

(in thousands)

	As of September 28, 2012	As of December 31, 2011
Assets:
Current assets:
Cash and cash equivalents	$19,075	$13,688
Receivables, net	369,453	394,842
Other current assets	36,941	23,114

Total current assets	425,469	431,644
Property, plant and equipment, net	11,581	12,629
Goodwill	477,604	904,040
Identifiable intangible assets, net	104,207	114,035
Other assets	15,388	5,473
Assets related to discontinued operations	—	35,426

Total assets	$1,034,249	$1,503,247

Liabilities and Equity:
Current liabilities:
Accounts payable, trade	$31,467	$53,299
Accrued employment costs	78,765	72,541
Accrued expenses	90,636	73,604
Advance payments and billings in excess of costs incurred	19,546	26,273
Current portion of long-term debt	25,125	—
Deferred income taxes, current and income taxes payable	37,418	26,750
Other current liabilities	17,502	19,170

Total current liabilities	300,459	271,637
Long-term debt	309,875	—
Deferred income taxes, net	10,114	41,636
Income tax payable	60,486	58,288
Other liabilities	29,476	29,710
Liabilities related to discontinued operations	—	8,372

Total liabilities	710,410	409,643
Commitments and contingencies
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of September 28, 2012 or December 31, 2011	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 16,469 shares issued and outstanding as of September 28, 2012 and 0 shares issued and outstanding as of December 31, 2011	165	—
Additional paid in capital	731,588	—
Accumulated deficit	(421,387)	—
Parent company investment	—	1,083,238
Noncontrolling interest	13,473	10,366

Total equity	323,839	1,093,604

Total liabilities and equity	$1,034,249	$1,503,247

ENGILITY HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 28, 2012	September 30, 2011
Operating activities:
Net income (loss)	$(386,812)	$86,481
Less: income from discontinued operations, net of tax	(626)	3,966

Income (loss) from continuing operations	(386,186)	82,515
Goodwill impairment charge	426,436	—
Share-based compensation	4,552	—
Depreciation and amortization	13,010	17,491
Deferred income tax benefit	(20,854)	(9,444)
Changes in operating assets and liabilities, excluding acquired amounts:
Receivables	25,389	44,669
Other current assets	(13,362)	9,866
Accounts payable, trade	(21,832)	(13,952)
Accrued employment costs	6,224	7,601
Accrued expenses	17,032	(8,623)
Advance payments and billings in excess of costs incurred	(6,727)	22,140
Other liabilities	297	11,498

Net cash provided by operating activities from continuing operations	43,979	163,761

Investing activities:
Capital expenditures	(1,640)	(3,862)
Proceeds from sale of property, plant, and equipment	604	—

Net cash used in investing activities from continuing operations	(1,036)	(3,862)

Financing activities:
Gross borrowings from long-term debt	335,000	—
Gross borrowings from revolver credit facility	12,190	—
Repayments of revolver credit facility	(12,190)	—
Debt issuance costs	(11,005)	—
Proceeds from share-based payment arrangements	484	—
Dividend paid to prior parent	(335,000)	—
Net transfers to prior parent	(25,633)	(159,508)
Net transfers to non-controlling interest member	(1,402)	(797)

Net cash used in financing activities from continuing operations	(37,556)	(160,305)

Discontinued Operations:
Net cash provided by operating activities	25,952	2,298
Net cash used in investing activities	—	—
Net cash (used in) provided by financing activities	(25,952)	2,063

Net cash provided by (used in) discontinued operations	—	4,361

Net increase in cash and cash equivalents	5,387	3,955
Cash and cash equivalents, beginning of period	13,688	15,563

Cash and cash equivalents, end of period	$19,075	$19,518

ENGILITY HOLDINGS, INC.

UNAUDITED SEGMENT INFORMATION

(in thousands)

	Three Months Ended		Nine Months Ended
	September 28, 2012	September 30, 2011	September 28, 2012	September 30, 2011
	(in thousands)
Revenue
Professional Support Services	$229,696	$274,842	$692,882	$837,490
Mission Support Services	186,062	223,166	579,928	765,695
Elimination of intercompany revenue	(6,374)	(1,251)	(13,150)	(7,440)

Total	$409,384	$496,757	$1,259,660	$1,595,745

Operating income
Professional Support Services	$11,765	$21,833	$46,310	$66,692
Goodwill impairment charge for the Professional Support Services Segment	(386,237)	—	(386,237)	—
Mission Support Services	18,810	21,593	54,154	71,924
Goodwill impairment charge for the Mission Support Services Segment	(40,199)	—	(40,199)	—

Segments total	(395,861)	43,426	(325,972)	138,616
Spin-off-related transaction, realignment, and legal settlement costs	(16,838)	(3,700)	(30,138)	(3,700)

Total	$(412,699)	$39,726	$(356,110)	$134,916

ENGILITY HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented (in thousands, except for ratio and per share amounts).

Operating Income and Margin Reconciliation

	Three Months Ended		Nine Months Ended
	September 28, 2012	September 30, 2011	September 28, 2012	September 30, 2011
	(in thousands)
Operating income (loss)	$(412,699)	$39,726	$(356,110)	$134,916
Goodwill impairment charge	426,436	—	426,436	—
Realignment costs	7,560	—	7,560	—

Legal settlement costs	5,278	—	5,278	—
Spin-off related transaction costs	4,000	3,700	17,300	3,700

Adjusted operating income	$30,575	$43,426	$100,464	$138,616

Operating margin	(100.8)%	8.0%	(28.3)%	8.5%
Adjusted operating margin	7.5%	8.7%	8.0%	8.7%

Diluted EPS Reconciliation

Three Months Ended September 28, 2012 (in thousands, except earnings per share data)
Net loss from continuing operations before income taxes	$(417,539)

Goodwill impairment charge	426,436
Realignment costs	7,560
Legal settlement costs	5,278
Spin-off related transaction costs	4,000
Provision for income taxes	(10,088)

Adjusted net income from continuing operations	$15,647

Loss from discontinued operations	(308)

Net income attributable to noncontrolling interest	(1,080)

Adjusted net income attributable to Engility	14,259

Loss per share attributable to Engility	$(25.80)
Adjusted net income per share attributable to Engility	$0.83

Diluted shares for loss per share attributable to Engility	16,291
Diluted shares for adjusted net income per share attributable to Engility	17,117

Diluted EPS Guidance Reconciliation

	For the Year Ended
	December 31, 2012
	Low-End	High-End

Estimated GAAP diluted EPS	$(21.06)	$(20.81)

Known adjustments, net of tax
Goodwill impairment charge	23.25
Realignment costs	0.35
Legal settlement costs	0.19
Spin-off related transaction costs	0.77

Adjusted diluted EPS guidance	$3.50	$3.75

Adjusted diluted EPS guidance assumes 2012 diluted weighted-average shares of 17 million. Diluted weighted-average shares may differ due to, among other factors, the exercise of stock options, the settlement of restricted stock units and purchases under the Company’s 401(k) plan and employee stock purchase plan. This guidance also assumes (i) a full year adjusted effective tax rate of 39.2%, and (ii) additional realignment costs of $2.4 million and spin-off related transaction costs of $0.7 million in the fourth quarter of 2012. Excluded from guidance are any potential future non-cash, non-recurring or otherwise non-operational or non-core expenses, including without limitation, additional impairment charges.